SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )


Check  the  appropriate  box:

[  X  ]     Preliminary  Information  Statement
[  __ ]     Confidential,  for Use of the Commission Only (as permitted by Rule
            14c-5(d)(2))
[  __ ]     Definitive  Information  Statement


                         E-NET FINANCIAL.COM CORPORATION
                  (Name of Registrant as Specified in Charter)


Payment  of  Filing  Fee  (Check  the  appropriate  box):

[  X  ]     No  fee  required
[  __ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and O-11

            1)  Title of each  class of securities to which transaction applies:


            2)  Aggregate number of  securities  to  which  transaction applies:


            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            4)  Proposed  maximum  aggregate  value  of  transaction:

            5)  Total  fee  paid:


[  __ ]     Fee  paid  previously  with  preliminary  materials.
[  __ ]     Check  box if any part of the fee is offset as provided by  Exchange
            Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)     Amount  Previously  Paid:

            2)     Form  Schedule  or  Registration  Statement  No.:

            3)     Filing  Party:

            4)     Date  Filed:

                         E-NET FINANCIAL.COM CORPORATION
                         3200 BRISTOL STREET, SUITE 700
                              COSTA MESA, CA  92626


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 6, 2001


TO  OUR  SHAREHOLDERS:

     You are cordially invited to attend the 2001 Annual Meeting of the Shareholders of e-Net Financial.Com Corporation (the "Company") to be held on December 6, 2001 at 10:00 AM, Pacific Standard Time, at the MGM Grand Hotel and Casino, 3799 Las Vegas Boulevard South, Las Vegas, Nevada 89109, to consider and act upon the following proposals, as described in the accompanying Information
Statement:

     1. To elect two (2) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified;

     2. To amend the Articles of Incorporation of the Company to change the name of the Company to Anza Capital, Inc.;

     3. To ratify the appointment of McKennon Wilson & Morgan LLP, Certified Public Accountants, as independent auditors of the Company for the fiscal year ending April 30, 2002;


     4. To ratify certain executive compensation awards, a Global Settlement (as defined herein), and bridge financing transactions;

     5.  To  ratify  the  Company's  acquisition  strategy;  and

     6. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The foregoing items of business are more fully described in the Information Statement accompanying this Notice. The Board of Directors has fixed the close of business on October 29, 2001, as the record date for Shareholders entitled to notice of and to vote at this meeting and any adjournments thereof.

                                        By  Order  of  the  Board  of  Directors

                                        /s/  Vincent  Rinehart

                                        Vincent  Rinehart,  President

November  __,  2001
Costa  Mesa,  California

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                              INFORMATION STATEMENT

                                  INTRODUCTION

     This information statement is being mailed or otherwise furnished to stockholders of e-Net Financial.Com Corporation, a Nevada corporation (the "Company") in connection with the upcoming annual meeting of its shareholders. This information statement is being first sent to stockholders on or about November 12, 2001.

PROPOSALS

     The  following  proposals  are  being  presented  at  the  meeting  (the
"Proposals"):

     1. To elect two (2) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified;


     2. To amend the Articles of Incorporation of the Company to change the name of the Company to Anza Capital, Inc.;

     3. To ratify the appointment of McKennon Wilson & Morgan LLP, Certified Public Accountants, as independent auditors of the Company for the fiscal year ending April 30, 2002;

     4. To ratify certain executive compensation awards, a Global Settlement (as defined herein), and bridge financing transactions;

     5.  To  ratify  the  Company's  acquisition  strategy;  and


     6. To transact such other business as may properly come before the meeting or any adjournments thereof.

VOTE  REQUIRED

     The vote which is required to approve the above Proposals is the affirmative vote of the holders of a majority of the Company's voting stock. Each holder of common stock is entitled to one (1) vote for each share held. The holders of Series C Convertible Preferred Stock do not have voting rights.

     The record date for purposes of determining the number of outstanding shares of voting stock of the Company, and for determining stockholders entitled to vote, is the close of business on October 29, 2001 (the "Record Date"), the business day after the Board of Directors of the Company adopted the resolution approving and recommending each of the Proposals. As of the Record Date, the Company had outstanding 41,126,543 shares of common stock, and 17,984 shares of Series C Convertible Preferred Stock. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Securities Transfer Corporation, 2591 Dallas
Parkway,  Suite  102,  Frisco,  Texas  95034,  telephone  (469)  633-0101.

VOTE  OBTAINED  -  SECTION  78.320  NEVADA  REVISED  STATUTES

     Section 78.320 of the Nevada Revised Statutes (the "Nevada Law") provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. Pursuant to Section 78.390 of the Nevada Revised Statutes, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to amend the Articles of Incorporation. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company.

     Pursuant to Section 78.370 of the Nevada Revised Statutes, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters' or appraisal rights under the Nevada Law are afforded to the Company's stockholders as a result of the approval of the Proposals.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

     Directors are elected by the shareholders at each annual meeting to hold office until their respective successors are elected and qualified, and need not be shareholders of the Company or residents of the State of Nevada. Directors may receive compensation for their services as determined by the Board of Directors. See "Compensation of Directors." Pursuant to the Bylaws of the Company, the Board of Directors may, by resolution and from time to time, designate the number of members of the Board. Presently, the Board consists of two (2) members, namely Mr. Vincent Rinehart and Mr. Scott A. Presta. All of the above-mentioned directors have chosen to stand for re-election and have been nominated for re-election by the Board.

     The Board of Directors has instructed the President to explore additional candidates to be added to the Board. No candidates have been identified at this time.

     Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Each share of common stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors. The outstanding shares of Series C Convertible Preferred Stock are not entitled to vote.

     Although management of the Company expects that each of the following nominees will be available to serve as a director, in the event that any of them should become unavailable prior to the shareholders meeting, a replacement will be appointed by a majority of the then-existing Board of Directors. Management has no reason to believe that any of its nominees, if elected, will be unavailable to serve. All nominees are expected to serve until the 2002 annual shareholders meeting or until their successors are duly elected and qualified.

NOMINEES  FOR  ELECTION  AS  DIRECTOR

     The following table sets forth certain information with respect to persons nominated by the Board of Directors of the Company for election as Directors of the Company and who will be elected following the annual shareholders meeting:




Name . . . . . .  Age  Position(s)
----------------  ---  ---------------------------------------------

Scott A. Presta.   29  Director
Vincent Rinehart   51  Director, President, Chief Executive Officer,
                       and Principal Accounting Officer



     Mr. Presta has been a director of the Company since April 12, 2000. A former member of the National Association of Securities Dealers, Inc., he was the licensed General Securities Principal of Pacific Coast Financial Services, Inc., ("Pacific Coast"), a brokerage firm in Long Beach, California, from
October of 1993 through November of 1995. Following his tenure with the brokerage firm, Mr. Presta formed a series of companies that were involved in the real estate and oil and gas industries, one of which, Titus, was acquired by the Company. Mr. Presta attended California State University Long Beach from 1989 through spring of 1992, when he became employed by Pacific Coast.

     Mr. Rinehart has been a director and the President and Chief Executive Officer of the Company since April 12, 2000. He also serves in the following capacities: Chairman of the Board and Chief Executive Officer of AMRES (commencing in 1997); Chief Executive Officer of BravoRealty.com, Expidoc.com, and Anza Properties; Chief Executive Officer of Firstline Mortgage, Inc., a HUD-approved originator of FHA, VA, and Title 1 loans (commencing in 1985); and Chairman of the Board of Firstline Relocation Services, Inc., a three office enterprise that provides real estate sales, financing, destination, and departure services to Fortune 500 companies (commencing in 1995). Mr. Rinehart received his B.A. in Business Administration from California State University at Long Beach in 1972.

COMPENSATION  OF  DIRECTORS

     Directors of the Company receive no compensation as a Director but they are entitled to reimbursement for their travel expenses. The Company does not pay additional amounts for committee participation or special assignments of the Board of Directors.

BOARD  MEETINGS  AND  COMMITTEES

     During the fiscal year ended April 30, 2001, the Board of Directors met on 20 occasions and took written action on numerous other occasions. All the members of the Board attended the meetings. The written actions were by unanimous consent.

     The Company presently has no executive committee, nominating committee or audit committee of the Board of Directors.

                                  PROPOSAL TWO
                   AMENDMENT TO THE ARTICLES OF INCORPORATION

     On October 26, 2001, the Board of Directors of the Company approved, declared it advisable and in the Company's best interests and directed that there be submitted to the holders of a majority of the Company's common stock for action by written consent the proposed amendment to Article 1 of the Company's Articles of Incorporation to change the name of the Company to Anza Capital, Inc. A copy of the proposed amendment has been attached hereto as Exhibit A.

     The Board of Directors believes that it is advisable and in the Company's best interests to change the name in order to more accurately reflect changes in the Company's business focus and changes in management.

                                 PROPOSAL THREE
                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     The Board of Directors has appointed McKennon Wilson & Morgan LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending April 30, 2002 and seeks ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its appointment.

     Representatives of McKennon Wilson & Morgan LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit  Fees:

     During the fiscal year ended April 30, 2001, McKennon Wilson & Morgan LLP billed the Company approximately $79,000 in fees for professional services rendered in connection with the Company's audit. Of this amount, $39,000 was for performing the audit of the Company's annual financial statements, $15,000 was for reviewing the Company's quarterly financial statements included in its quarterly reports on Form 10-QSB for the fiscal year then ended, and $25,000 was for services related to the Company's Registration Statement on Form S-1.

Financial  Information  Systems  Design  and  Implementation  Fees:

     During the fiscal year ended April 30, 2001, the Company did not engage McKennon Wilson & Morgan LLP to provide advice regarding financial information systems design and implementation.

All  Other  Fees:

     During the fiscal year ended April 30, 2001, McKennon Wilson & Morgan LLP billed the approximately $6,000 for professional services related to tax planning and preparation of returns.

     The Company does not have an audit committee, however, the Company's Board of Directors has considered whether the services provided by McKennon Wilson & Morgan LLP in connection with the Other Fees is compatible with maintaining the independence of McKennon Wilson & Morgan LLP.

                                  PROPOSAL FOUR
                     RATIFICATION OF EXECUTIVE COMPENSATION,
              GLOBAL SETTLEMENT, AND BRIDGE FINANCING TRANSACTIONS

     The Board of Directors has authorized and approved the following transactions, and seeks ratification of such approvals.

EXECUTIVE  COMPENSATION

     On July 1, 2001, e-Net entered into an Employment Agreement with Vincent Rinehart. Under the terms of the agreement, the Company is to pay to Mr. Rinehart a salary equal to $275,000 per year, subject to an annual increase of 10% commencing January 1, 2002, plus an automobile allowance of $1,200 per month and other benefits, including life insurance. The agreement is for a term of five years and provides for a severance payment in the amount of $500,000 and immediate vesting of all stock options in the event his employment is terminated for any reason, including cause. Mr. Rinehart was granted options to acquire 2,500,000 shares of e-Net common stock at the closing price on the date of the agreement, which shall vest over a three year period. The number of shares to be acquired upon exercise of the options shall not be adjusted for a stock split, and is limited to both a maximum value of $1,900,000, and 20% of the outstanding common stock of the Company.

GLOBAL  SETTLEMENT

     On June 26, 2001, e-Net entered into a settlement agreement with EMB Corporation, AMRES Holding LLC, Vincent Rinehart, and Williams de Broe (the "Global Settlement"). As part of the Global Settlement:

          (i) e-Net issued to EMB 1,500,000 shares of restricted common stock as consideration for EMB's waiver of its registration rights for 7,500,000 shares of e-Net common stock already held by EMB. e-Net issued to EMB a promissory note in the principal amount of $103,404.


          (ii) e-Net issued to Williams de Broe ("WdB") 3,000,000 shares of restricted common stock as consideration for WdB's release of all claims against e-Net arising under the purported guarantee of EMB's obligation to WdB by e-Net. e-Net received relief of debt to EMB in the amount of $624,766.

          (iii) e-Net issued to AMRES Holdings, an entity owned by Vincent Rinehart, a convertible note in the principal amount of $485,446.

BRIDGE FINANCING

     On June 27, 2001, the Company entered into an Investment Agreement and related documents with Laguna Pacific Partners, LLP. Under the terms of the agreements, in exchange for $225,000 received by the Company from Laguna Pacific, the Company

          (i) executed a promissory note in favor of Laguna Pacific in the principal sum of $200,000, bearing interest at the rate of 7% per annum, secured by all of the assets of the Company, and payable on the earlier of nine months from its issuance date or the date the Company's common stock is listed on the NASDAQ Small Cap market, and

          (ii) executed a Warrant Agreement which entitled Laguna Pacific to acquire up to $250,000 worth of e-Net common stock for the total purchase price of $1.00, calculated at 70% of the closing stock price on the date immediately preceding the exercise date.

     Also on June 27, 2001, in transactions related to the agreements with Laguna Pacific, the Company formed a wholly-owned subsidiary, Anza Properties, Inc., a Nevada corporation ("Anza") capitalized with $75,000 from the proceeds of the bridge loan, which

          (i) executed a Bond Term Sheet with e-Net outlining the proposed terms of an offering to raise up to $5,000,000.

          (ii) entered into an Employment Agreement with Thomas Ehrlich beginning thirty days from the date of the agreement and ending upon the earlier to occur of the liquidation of the real estate portfolio to be owned by Anza or the completion of a NASDAQ Small Cap listing by e-Net. The Employment Agreement provides for a salary of $20,000 per month, payable only by Anza and specifically not guaranteed of e-Net. Mr. Ehrlich will serve as Anza's Vice President and will be a director thereof. In connection with the Employment Agreement, e-Net executed a Stock Option Agreement which entitled Ehrlich to acquire up to 2,000,000 shares of e-Net common stock at the closing price on the date of the Option Agreement, vesting equally over the 12 months following the date of the Employment Agreement, and exercisable only in the event Anza is successful in raising a minimum of $2,000,000 in a contemplated $5,000,000 bond offering, and the holders thereof converting at least $2,000,000 of the bonds into equity of e-Net (any amounts less than $2,000,000 will be applied, pro-rata, to the total options exercisable under the Option Agreement).

          (iii) entered into a Consulting Agreement with Lawrence W. Horwitz to provide services to Anza. The Consulting Agreement provides for compensation of $20,000 to be paid on its date of execution, and $5,000 per month for eight months beginning September 1, 2001, guaranteed by e-Net. In addition, e-Net executed a Stock Option Agreement which entitled Horwitz to acquire up to 1,000,000 shares of e-Net common stock on terms identical to those of Ehrlich, described above.

          (iv) entered into an Operating Agreement with e-Net concerning the operations of Anza Properties, Inc.

                                  PROPOSAL FIVE
                      RATIFICATION OF ACQUISITION STRATEGY

     The Board of Directors has authorized and instructed the President of the Corporation to seek acquisition candidates, and seeks ratification of such instructions. The acquisition strategy is anticipated to focus initially on financial service providers, such as credit reporting, appraising, banking, and insurance. Candidates outside these industries will be considered on a case-by-case basis.

                                OTHER INFORMATION

DIRECTORS  AND  EXECUTIVE  OFFICERS

     The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers.





NAME . . . . . .  Age  Position(s)
                  ---  ---------------------------------------------

Scott A. Presta.   29  Director

Vincent Rinehart   51  Director, President, Chief Executive Officer,
                       and Principal Accounting Officer




     Mr. Presta has been a director of the Company since April 12, 2000. A former member of the National Association of Securities Dealers, Inc., he was the licensed General Securities Principal of Pacific Coast Financial Services, Inc., ("Pacific Coast"), a brokerage firm in Long Beach, California, from
October of 1993 through November of 1995. Following his tenure with the brokerage firm, Mr. Presta formed a series of companies that were involved in the real estate and oil and gas industries, one of which, Titus, was acquired by the Company. Mr. Presta attended California State University Long Beach from 1989 through spring of 1992, when he became employed by Pacific Coast.

     Mr. Rinehart has been a director and the President and Chief Executive Officer of the Company since April 12, 2000. He also serves in the following capacities: Chairman of the Board of AMRES (commencing in 1997); Chief Executive Officer of Firstline Mortgage, Inc., a HUD-approved originator of FHA, VA, and Title 1 loans (commencing in 1985); and Chairman of the Board of Firstline Relocation Services, Inc., a three office enterprise that provides real estate sales, financing, destination, and departure services to Fortune 500 companies (commencing in 1995). Mr. Rinehart received his B.A. in Business Administration from California State University at Long Beach in 1972.

EXECUTIVE  COMPENSATION

     The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended April 30, 2001 and 2000. Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.


                                                          SUMMARY COMPENSATION TABLE

                                      Annual Compensation                            Long Term Compensation
                            ------------------------------------------    ------------------------------------------

                                                                                      Awards             Payouts
                                                                          -------------------------   --------------
                                                                          RESTRICTED    SECURITIES
 NAME AND                                              OTHER ANNUAL         STOCK       UNDERLYING    LTIP    ALL OTHER
 PRINCIPAL POSITION                  SALARY   BONUS    COMPENSATION         AWARDS      OPTIONS    PAYOUTS  COMPENSATION
                          YEAR        ($)     ($)         ($)               ($)          SARS(#)     ($)       ($)

Vincent Rinehart,         2001    180,697.18  -0-      17,364.36            -0-           -0-        -0-       -0-
President (1)
                          2000

Scott Presta (2). . . . . 2001        -0-     -0-         -0-               -0-           -0-        -0-       -0-

                          2000     35,000     -0-         -0-               -0-           -0-        -0-       -0-




     (1) In April of 2000, Mr. Rinehart was appointed Chief Executive Officer and President of the Company.

     (2) Mr. Presta did not receive compensation from the Company in any years represented. However, he did receive wages totaling $35,000 in 2000 for services performed at American Residential Funding.



                                         OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                   (INDIVIDUAL GRANTS)


                       NUMBER OF SECURITIES     PERCENT OF TOTAL
                          UNDERLYING          OPTIONS/SAR'S GRANTED
                     OPTIONS/SAR'S GRANTED      TO EMPLOYEES IN       EXERCISE OF BASE PRICE
  NAME                  FISCAL YEAR (#)             ($/SH)                  ($/SH)               EXPIRATION DATE

----------------------------------------------------------------------------------------------------------------
Vincent Rinehart             -0-                      N/A                     N/A                     N/A

Scott Presta                 -0-                      N/A                     N/A                     N/A





                                   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                               AND FY-END OPTION/SAR VALUES
                                               ----------------------------

                                                                  NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                                                                  SECURITIES UNDERLYING           MONEY OPTION/SARS
                  SHARES ACQUIRED ON                             OPTIONS/SARS AT FY-END (#)         AT FY-END ($)
NAME                EXERCISE (#)          VALUE REALIZED ($)     EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------
Vincent Rinehart         -0-                    N/A                        N/A                          N/A

Scott Presta             -0-                    N/A                        N/A                          N/A


COMPENSATION  OF  DIRECTORS

     Directors of the Company receive no compensation as a Director but they are entitled to reimbursement for their travel expenses. The Company does not pay additional amounts for committee participation or special assignments of the Board of Directors.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     Effective March 1, 1999, the Company acquired e-Net Mortgage Corporation, a Nevada corporation ("e-Net Mortgage"), and City Pacific International, U.S.A., Inc., a Nevada corporation ("City Pacific"). Pursuant to the Share Exchange Agreement and Plan of Reorganization dated March 1, 1999, regarding e-Net
Mortgage, its shareholders received 2,000,000 shares of Common Stock of the Company in exchange for all of the issued and outstanding stock of e-Net Mortgage, which became a wholly owned subsidiary of the Company. Pursuant to the Share Exchange Agreement and Plan of Reorganization, dated March 1, 1999, regarding City Pacific, its shareholders received 500,000 shares of Common Stock of the Company in exchange for all of the issued and outstanding stock of City Pacific, which became a wholly owned subsidiary of the Company. Effective as of that date, Michael Roth, who had owned 100% of e-Net Mortgage, became Chairman, CEO, President, a director, and the owner of 44% of the common stock of the Company. Also effective as of that date, Al Marchi, who had owned 100% of City Pacific, became a director and the owner of 11% of the outstanding common stock of the Company. Following this transaction, the Company entered into a series of acquisitions as part of its strategy of horizontal market penetration and in an effort to increase revenues.

     On November 29, 1999, the Company issued Paul Stevens 250,000 shares of its Common Stock in exchange for Mr. Stevens' transfer to the Company of 500,000 shares of Common Stock of EMB Corporation ("EMB") that he owned (the "Stevens EMB Shares"). On December 21, 1999, and in connection with that exchange, the Company entered into agreements with Digital Integrated Systems, Inc. ("DIS"), and EMB to acquire their respective 50% interests in VPN.COM JV Partners, a Nevada joint venture ("VPN Partners") involved in vertically integrated communications systems. In consideration of the purchase of the interests, the Company issued a one-year promissory note to DIS in the amount of $145,000 (the "DIS Note") and tendered to EMB the Stevens EMB Shares. At the time of such transactions, Mr. Stevens was the sole owner of DIS and the President and Chief Executive Officer of VPN Partners. Upon closing of the acquisitions, VPN Partners was integrated with VPNCOM.Net, Inc. (previously known as City Pacific), the other communications entity then owned by the Company. At the time of the transaction, our management believed that VPN Partners and Mr. Stevens would contribute materially to the planned expansion of the Company.

     On January 12, 2000, as revised on April 12, 2000, the Company entered into an agreement (the "Amended and Restated Purchase Agreement") with EMB to acquire two of its wholly owned subsidiaries, namely American Residential Funding, Inc., a Nevada corporation ("AMRES"), and Bravo Real Estate, Inc., a California corporation ("Bravo Real Estate"). At the time of the acquisition, AMRES was the principle operating company of EMB, and EMB had previously acquired AMRES from AMRES Holding LLC ("AMRES Holding"), a company controlled by Vincent Rinehart (now an officer and director of the Company) and in which Mr. Rinehart currently holds his e-Net common stock, in exchange for EMB common stock. The purpose of the acquisition was to acquire market share, revenues, and certain key management personnel. The Company also acquired all of EMB's rights to acquire Titus Real Estate LLC, a California limited liability company ("Titus Real Estate") from its record owners. Titus Real Estate is the management company for Titus Capital Corp., Inc., a California real estate investment trust (the "Titus REIT"), in which the Company has no ownership interest. Titus REIT currently holds 10 apartment buildings in Long Beach, California, six of which are in escrow to be sold.

     On February 11, 2000, the Company executed a purchase agreement (the "Titus Purchase Agreement") for the acquisition of Titus Real Estate and issued 100,000 shares of its Class B Convertible Preferred Stock (the "B Preferred") to AMRES Holding/Rinehart, and 300,000 shares of its Common Stock to Scott A. Presta, in their capacities as the owner-members of Titus Real Estate. Mr. Rinehart and Mr. Presta were not, at the time, otherwise affiliated with the Company in any way, but both became members of Management in April 2000 (see Item 9). Upon closing, Titus Real Estate became a wholly owned subsidiary of the Company. Management had hoped that the acquisition of Titus Real Estate would increase the Company's overall revenue stream. The Company took a charge for impairment of goodwill in the amount of $1,155,057 in the fourth quarter 2000 with respect to its investment in Titus Real Estate.

     On February 14, 2000, in our continuing efforts to expand, the Company acquired all of the common stock of LoanNet Mortgage, Inc., a Kentucky corporation ("LoanNet"), a mortgage broker with offices in Kentucky and Indiana. Pursuant to the Stock Purchase Agreement dated February 14, 2000, the Company issued 250,000 shares of its Common Stock to the selling shareholders of LoanNet, which became a wholly-owned subsidiary of the Company. As of the closing of the transaction, LoanNet also had 400 shares outstanding of 8% non-cumulative, non-convertible preferred stock, the ownership of which has not changed. The preferred stock is redeemable for $100,000. As of February 28, 2001, all three LoanNet offices have been closed. The Company took a charge for impairment of goodwill in the amount of $1,985,012 in the fourth quarter 2000 with respect to its investment in LoanNet.

     On March 1, 2000, the Company sold VPNCOM.Net, Inc., which had proven to be unprofitable and inconsistent with the Company's changing business structure, to Al Marchi, its then-President. The sales consideration consisted of his 30-day promissory note in the principal amount of $250,000 (paid in full on April 15, 2000), the assumption of the DIS Note, and the return of 250,000 shares of Company Common Stock owned by him.

     On March 17, 2000, the Company acquired all of the common stock of ExpiDoc.com, Inc., a California corporation ("ExpiDoc"). ExpiDoc is an Internet-based, nationwide notary service, with over 6,500 affiliated notaries, that provides document signing services for various mortgage companies. Pursuant to the Stock Purchase Agreement dated February 14, 2000, the Company issued 24,000 shares of Common Stock of the Company to the selling shareholders of ExpiDoc, which became a wholly owned subsidiary of the Company. As of the closing of the acquisition, the Company entered into management and consulting agreements with ExpiDoc's owners and management, including Mr. Rinehart and Mr. Presta. Mr. Rinehart and Mr. Presta were not, at the time, otherwise affiliated with the Company in any way, but both became members of Management in April 2000.

     On April 12, 2000, the Company closed the acquisition of AMRES and Bravo Real Estate. Pursuant to the Amended and Restated Purchase Agreement, the Company issued 7.5 million shares of Common Stock to EMB, representing nearly 40% of the then issued and outstanding common stock of the Company, paid $1,595,000, and issued a promissory note in the initial amount of $2,405,000, and AMRES and Bravo Real Estate became wholly owned subsidiaries of the Company. As of April 30, 2001, the remaining principal balance of the promissory note was $1,055,000, and the note was cancelled in its entirety effective June 27, 2001. On April 12, 2000, James E. Shipley, the former CEO of EMB, was elected Chairman of the Board of Directors of the Company and Vincent Rinehart was elected a Director, President, and Chief Executive Officer of the Company. Bravo Real Estate never commenced operations, had no assets, and is no longer an operating subsidiary.

     Mr. Shipley was the CEO, President, and a less than 5% owner of EMB at the time of the sale of AMRES and Bravo from EMB to e-Net. Mr. Shipley resigned as Chairman of EMB and became Chairman of e-Net in April 2000, and resigned as an officer of e-Net in December 2000.

     Mr. Rinehart was never an officer or director of EMB, but was the owner of 2,000,000 shares of EMB common stock, making him an approximate 10% owner of EMB at the time of the sales in April 2000, and continues as an officer and director of the Company (e-Net) and as an officer of all wholly-owned subsidiaries of the Company.

     On April 12, 2000, in accordance the provisions of the Certificate of Designations, Preferences and Rights of Class B Convertible Preferred Stock, AMRES Holding/Rinehart demanded that its B Preferred be repurchased by the Company for an aggregate of one million dollars. On April 20, 2000, the Company, AMRES Holding/Rinehart, and Mr. Presta amended the Titus Purchase Agreement to provide for the return of 100,000 shares of the Company's preferred stock issued to AMRES Holdings and Mr. Presta upon the issuance of 1,000,000 shares of common stock to them.

     On May 24, 2000, Michael Roth and Jean Oliver, the sole remaining officers and directors of prior management, resigned their remaining positions with the Company. On that date, Mr. Presta, an executive officer and director of Titus Real Estate, was elected a Director and Secretary of the Company.

     On April 13, 2000, Mr. Shipley loaned the Company $300,000 due April 12, 2001, together with interest at 10% per annum. This loan was satisfied by the issuance of 150,000 shares of common stock to Mr. Shipley on or about April 25, 2001. Based on a press release by EMB, effective July 25, 2001, James E. Shipley again became the Chief Executive Officer of EMB.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

     The following table sets forth, as of October 29, 2001, certain information with respect to the Company's equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company's outstanding equity securities; and (iii) all Directors and Executive Officers as a group.


                                         Common Stock
                                         ------------


                    Name and Address of                Amount and Nature of      Percent
Title of Class      Beneficial Owner (1)               Beneficial Ownership     of Class(2)
--------------     ----------------------             ---------------------     -----------




Common
Stock              Vincent Rinehart                          1,067,500             2.6%


Common
Stock              Scott A. Presta                             115,000             0.3%


Common             American Residential Funding,
Stock              Inc. (AMRES) (3)                          2,750,000             6.7%


Common             EMB Corporation (4)                       9,000,000            21.9%
Stock              10159 E. 11th Street, Suite 415
                   Tulsa, Oklahoma 74128


Common             Willbro Nominees Ltd. (5)                 3,000,000             7.3%
Stock              6 Broadgate
                   London, EC2M-2RP England


Common             All officers and directors as a group     1,182,500             2.9%
Stock              (2 persons)


     (1) Unless otherwise noted, the address of each beneficial owner is c/o e-Net Financial.com Corporation, 3200 Bristol Street, Suite 700, Costa Mesa, California 92626.

     (2)  Based  on  41,126,543  shares  outstanding  as  of  October  29, 2001.

     (3) In May 2001, the Company issued 2,500,000 shares of common stock to its subsidiary, American Residential Funding, Inc., in order to
     appropriately  capitalize   AMRES.  In  April  of  2000, the Company issued
     250,000 shares of common stock  to  AMRES.

     (4) To the best knowledge of the Company, these shares are under the control of the board of directors of EMB. Includes 1,500,000 shares issued to EMB as part of the Global Settlement. Vincent Rinehart is a shareholder of EMB. Vincent Rinehart holds a limited proxy for all of these shares until December 31, 2001.

     (5) These shares were issued as part of the Global Settlement involving Williams de Broe.



                                           Preferred Stock
                                           ---------------


                      Name and Address of                   Amount and Nature of           Percent
Title  of  Class      Beneficial  Owner                     Beneficial  Ownership         of  Class
----------------     -------------------                   ---------------------          ---------




Series C               Cranshire  Capital,  L.P.               6,531 (1)                   36.3%
Preferred              c/o Downsview Capital, Inc.
                       666 Dundee Road, Suite 1901
                       Northbrook, Illinois 60062


Series C               EURAM Cap Strat. "A" Fund Limited       4,431 (1)                   24.6%
Preferred              c/o JMJ Capital, Inc.
                       666 Dundee Road, Suite 1901
                       Northbrook, Illinois 60062


Series C               Keyway Investments, Ltd                 4,531 (1)                  25.2%
Preferred              19 Mount Havlock
                       Douglas, Isle of Man
                       United Kingdom 1M1 2QG


Series C               The dotCom Fund, LLC
Preferred              666 Dundee Road, Suite 1901
                       Northbrook, Illinois 60062              2,491 (1)                  13.9%


Series C               All officers and directors as a group       -0-                     -0-%
Preferred              (2 persons)




     (1)      In  April  2000,  the  Company  issued  20,000 shares  of Series C
     Convertible Preferred Stock, (the "C Preferred") for $1,775,000, net of fees of $225,000 in a private placement. As additional consideration, the Company issued warrants to purchase 151,351 shares of the Company's common stock at an initial exercise price of $6.73 per share. The C Preferred has a liquidation value of $2,000,000 and the holder is entitled to receive cumulative dividends at an annual rate of $7.00 per share (7% per annum), payable semi-annually. The C Preferred is convertible, at any time at the option of the holder, into shares of the Company's common stock at a price equal to the lesser of (a) $6.91 per share or (b) 95% of the average closing bid price of the Company's common stock during the five trading days preceding the conversion after 150 days to 85% of the average closing bid price of the common stock during the five trading days immediately preceding such conversion after 240 days. The longer the C Preferred is held the greater discount on conversion into common stock. In the event the holders of C Preferred have not elected to convert at the time of mandatory conversion, the C Preferred will convert at an amount equal to 85% of the purchase price of the holder's C Preferred plus an amount equal to accrued and unpaid dividends, if any, up to and including the date fixed for redemption, whether or not earned or declared. As of July 13, 2001, 2,016 shares of Series C Preferred have been converted into 4,666,663 shares of e-Net common stock, leaving 17,984 shares outstanding.


     COMPLIANCE  WITH  SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

              Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.


              To the Company's knowledge, none of the required parties are delinquent in their 16(a) filings.

                              SHAREHOLDER PROPOSALS

     Any shareholder desiring to submit a proposal for action at the 2002 Annual Meeting of Shareholders and presentation in the Company's Information or Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company's offices, 3200 Bristol Street, Suite 700, Costa Mesa, California 92626, addressed to the corporate Secretary, no later than July 15, 2002 in order to be considered for inclusion in the Company's Information or Proxy Statement relating to the meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer. The Company anticipates that its next annual meeting will be held in December 2002.

     On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

                                  OTHER MATTERS

     The Company has enclosed a copy of the Annual Report on Form 10-KSB to Shareholders for the year ended April 30, 2001 with this Information Statement.

                                        By  order  of  the  Board  of  Directors

                                        /s/  Vincent  Rinehart

                                        Vincent  Rinehart,  President

Costa  Mesa,  California
November  __,  2001

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                         E-NET FINANCIAL.COM CORPORATION

     The undersigned being the President and Secretary of e-Net Financial.Com Corporation, a Nevada Corporation, hereby certify that by unanimous written consent of the Board of Directors on October 26, 2001 and majority written consent of the stockholders on October 29, 2001, it was voted that this Certificate of Amendment of Articles of Incorporation be filed.

     The undersigned further certify that ARTICLE "TWO" of the Articles of Incorporation, originally filed on August 18, 1988, and as amended, is amended to read as follows:

     "The  name  of  this  corporation  is  Anza  Capital,  Inc."

     The undersigned hereby certify that they have on this ___th day of December, 2001 executed this Certificate amending the Articles of Incorporation heretofore filed with the Secretary of State of Nevada.




                              _______________________________
                              Vincent  Rinehart,  President



                              _______________________________
                              Vincent  Rinehart,  Secretary